Exhibit 24.1

SUBSTITUTION OF POWER OF ATTORNEY

This Substitution of Power of Attorney ("Substitution") is made and executed as of May 27, 2025 (the "Effective Date"), by David Anderman (the "Undersigned"), pursuant to the powers of substitution conferred by that certain Power of Attorney (the “Power of Attorney”) executed on June 28, 2023 by Bruce Hack.

The Undersigned hereby substitutes and appoints Douglas Sugimoto, as of the Effective Date, to act as a true and lawful attorney-in-fact with all such powers and authority as conferred by and in accordance with the terms of that certain Power of Attorney. The Undersigned, through this Substitution, hereby grants to Douglas Sugimoto full power and authority to do, perform and execute all or any of the acts, matters, deeds and things which the Undersigned has been authorized to do by the Power of Attorney in the same manner and authority as Bruce Hack or the Undersigned might do, as the substitute could have done if such substitute had in the Undersigned’s place or stead received authority directly by Bruce Hack under the Power of Attorney.

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Exhibit 24.1

IN WITNESS HEREOF, the Undersigned has caused this Substitution to be executed as of the date hereabove.

Signature: /s/ David Anderman
Printed Name: David Anderman